Exhibit 99.1
News Release

FOR RELEASE: For Immediate Release

CONTACT:                          Ray Singleton
 303-296-3076, ext. 102

EARTHSTONE ENERGY COMMENCES TEXAS WELLS

DENVER, COLORADO – April 3, 2014 - EARTHSTONE ENERGY, INC. (NYSE MKT:ESTE) reported that the Company has commenced drilling operations on three wells in its West Cole North Unit (the Unit), located in Webb County, Texas.  The first two wells, the WCNU #124 and the WCNU #125, have been drilled and the results of the these two wells are encouraging.  The third well, the WCNU #126, is currently drilling.  The target zone is the MIrando Sand, a Jackson formation member, at approximately 2,350 feet.  The West Cole Field was discovered in the late 1920’s/early 1930’s by several companies, including Magnolia Petroleum Company.  The field was unitized in 1977 by Basic Earth Science Systems, Inc, Earthstone’s predecessor in name.  The Unit currently generates approximately 10% of the Company’s oil production and revenue.

As disclosed at the last Annual Shareholder Meeting, Earthstone began a new evaluation of the field last year utilizing modern computer platforms and digital data now available in numerous commercial databases.  These tools and digital data sources were not available in 1985; the last time the field was geologically evaluated.  As a result, the Company identified eleven potential new locations that could prove productive.  In preparation, last year, the Company drilled one of two permitted injection wells which successfully increased the disposal capacity of the Unit. Earthstone intends to evaluate the results of these first three wells, to verify our new geologic model, prior to drilling the remaining eight locations.  The estimated dry hole cost on each new well is $100K.  Earthstone is the Operator and has a 96% working interest in the Unit.

In other areas, Earthstone announced that it has successfully plugged the Schmale 34-20 well in Cheyenne County, Nebraska.  The Company had previously announced its intent to do so.  Earthstone expects to drill its second well in its Nebraska Permo-Penn venture in June.

“We are pleased to commence drilling in south Texas,” commented Ray Singleton, President of Earthstone.  “While not as exciting or glamorous as a $10M horizontal Bakken well, we see these wells as a low cost, in-field effort, which we expect to be accretive to our production levels and revenues.  With no costly hydraulic fracturing required, by utilizing existing surplus equipment and with flowlines, tank batteries and disposal capacity already in place, we expect completion costs to be less than $75K.  With these low capital costs, a modest ten barrels of oil per day would payout a well in less than one and a half years.  We are hopeful that these efforts will positively impact production and reserves and have a meaningful impact on the value of the Company.”

ABOUT EARTHSTONE ENERGY:
Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company with primary operations in the Williston Basin and southern Texas.  Earthstone is currently traded on NYSE MKT under the symbol ESTE.  Information on Earthstone can be found at its web site: www.earthstoneenergy.com.

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THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Some statements contained in this release are forward-looking, and therefore involve uncertainties or risks that could cause actual results to differ materially.  Forward-looking statements can be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases.  In addition, all statements other than statements of historical facts that address activities that Earthstone intends, expects or anticipates will or may occur in the future are forward-looking statements.  Forward-looking statements also include comments regarding the future contributions of various personnel.  Factors that could cause actual results to differ materially include, contract terms and compensation in addition to economic and political events affecting supply and demand for oil and gas and government regulations.  These and other factors are discussed in more detail in Earthstone Energy’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed for March 31, 2013 and Quarterly Reports on Form 10-Q for the three, six and nine months ended June 30, 2013, September 30, 2013 and December 31, 2013, respectively.  The Company disclaims any obligation to update forward-looking statements.